UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

Deciphera Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38219	30-1003521
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Smith Street, Waltham, Massachusetts 02451 (Address of principal executive offices, including zip code)

(781) 209-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DCPH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2024 by Deciphera Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Deciphera”), Deciphera entered into an Agreement and Plan of Merger, dated April 29, 2024 (the “Merger Agreement”), with Ono Pharmaceutical Co., Ltd., a Japanese company (kabushiki kaisha) (“Parent” or “Ono”), and Topaz Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, Merger Sub commenced a tender offer (the “Offer”) on May 13, 2024 to acquire all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), at a price per share of $25.60, net to the seller in cash, without interest and subject to any withholding of taxes required by applicable law.

The Offer and related withdrawal rights expired at one minute after 11:59 p.m., New York City time, on June 10, 2024 (such time, the “Expiration Time”). Computershare Trust Company, N.A., in its capacity as the depositary for the Offer, has advised that, as of the Expiration Time, 76,413,423 shares of Company Common Stock were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 88.3% of the total number of shares of Company Common Stock outstanding at the Expiration Time. As each of the conditions of the Offer was satisfied, on June 11, 2024, Merger Sub accepted for payment all shares of Company Common Stock that were validly tendered and not validly withdrawn pursuant to the Offer.

Following consummation of the Offer, the remaining conditions to the merger of Merger Sub with and into Deciphera (the “Merger”) set forth in the Merger Agreement were satisfied, and on June 11, 2024, Ono completed its acquisition of Deciphera by consummating the Merger without a meeting of stockholders of Deciphera in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”), with Deciphera continuing as the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), each outstanding share of Company Common Stock (other than shares of Company Common Stock (a) held in the treasury of the Company, (b) that at the commencement of the Offer were owned by Parent or Merger Sub or any of their direct or indirect subsidiaries, (c) irrevocably accepted for payment in the Offer, and (d) with respect to which the holders thereof have properly exercised and perfected demands for appraisal of such shares in accordance with Section 262 of the DGCL) were automatically canceled and converted into the right to receive $25.60 in cash, without interest and subject to any withholding of taxes required by applicable law (the “Merger Consideration”). As a result of the Merger, Deciphera became a wholly owned subsidiary of Ono.

In addition, immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, (i) each stock option of the Company (a “Company Option”), whether vested or unvested, that was outstanding and unexercised immediately prior to the Effective Time and had a per share exercise price that was less than the Merger Consideration fully vested, was cancelled and was automatically converted into the right to receive for each share of Company Common Stock underlying such Company Option, without interest and subject to deduction for any required withholding under applicable tax law, an amount in cash from Parent or the Surviving Corporation equal to the excess of the Merger Consideration over the per share exercise price of such Company Option, (ii) each restricted stock unit of the Company that was subject to time-based vesting conditions that was outstanding immediately prior to the Effective Time, whether vested or unvested, fully vested, was cancelled and was automatically converted into the right to receive, without interest and subject to deduction for any required withholding under applicable tax law, an amount in cash from Parent or the Surviving Corporation equal to (A) the number of shares of Company Common Stock underlying such restricted stock unit of the Company, multiplied by (B) the Merger Consideration, and (iii) each restricted stock unit of the Company whose vesting was conditioned in full or in part based on achievement of performance goals or metrics that was outstanding immediately prior to the Effective Time, whether vested or unvested, fully vested, was cancelled and was automatically converted into the right to receive, without interest and subject to deduction for any required withholding under applicable tax law, an amount in cash from Parent or the Surviving Corporation equal to (A) the number of shares of Company Common Stock underlying such restricted stock unit of the Company, multiplied by (B) the Merger Consideration. In accordance with its terms, as of the time of acceptance of shares of Company Common Stock by Merger Sub in the Offer, each warrant to purchase Company Common Stock that was outstanding and unexercised as of immediately prior to the acceptance of shares of Company Common Stock by Merger Sub in the Offer automatically ceased to represent a warrant exercisable for shares of Company Common Stock, and thereafter, the holder has the right to receive, upon exercise of such warrant, the same amount of cash as it would have received if such holder had tendered in the Offer the shares of Company Common Stock then underlying such warrant.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of June 11, 2024 and in connection with the completion of the Merger, the Company terminated its 2015 Equity Incentive Plan, 2017 Stock Option and Incentive Plan, 2022 Inducement Plan, and 2017 Employee Stock Purchase Plan.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.

The aggregate consideration paid by Merger Sub in the Offer and the Merger to acquire shares of Company Common Stock was approximately $2.4 billion. Ono provided Merger Sub with the necessary funds to fund the Offer and the Merger from its cash on hand and funds obtained from certain debt financing. Information regarding such debt financing has been previously disclosed in Section 9—“Source and Amount of Funds” of the Offer to Purchase filed as Exhibit (a)(1)(i) to the Tender Offer Statement on Schedule TO filed by Ono and Merger Sub with the SEC on May 13, 2024, as subsequently amended, which section is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note are incorporated herein by reference.

On June 11, 2024, Deciphera (i) notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the shares of Company Common Stock effective before the opening of trading on June 11, 2024 and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the shares of Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the shares of Company Common Stock will no longer be listed on Nasdaq. Deciphera intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of Deciphera’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 1.02, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The disclosures under the Introductory Note, Item 1.02, Item 2.01, Item 3.01, Item 5.02 and Item 5.03 are incorporated herein by reference.

As a result of the consummation of the Offer, there was a change in control of Deciphera, and Ono, as the parent of Merger Sub, acquired control of Deciphera. At the Effective Time, Deciphera became a wholly owned subsidiary of Ono.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, Ron Squarer, Patricia L. Allen, Edward J. Benz, Jr., Frank S. Friedman, James A. Bristol, Susan L. Kelley, John R. Martin and Dennis L. Walsh resigned as directors of Deciphera and members of any committee of Deciphera’s board of directors. Toichi Takino and Masayuki Tanigawa became members of Deciphera’s board of directors in connection with the consummation of the Merger.

Information regarding the new directors has been previously disclosed in Schedule I of the Offer to Purchase filed as Exhibit (a)(1)(i) to the Tender Offer Statement on Schedule TO filed by Ono and Merger Sub with the SEC on May 13, 2024, as subsequently amended, which schedule is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, Deciphera’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Second Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, Deciphera’s by-laws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Second Amended and Restated By-Laws”).

Copies of the Second Amended and Restated Certificate of Incorporation and the Second Amended and Restated By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01	Other Events.

The Company previously disclosed that it intended to hold its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) on June 20, 2024. In consideration of the closing of the Merger, the board of directors of the Company has determined to cancel the 2024 Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated April 29, 2024, by and among Deciphera Pharmaceuticals, Inc., Ono Pharmaceutical Co., Ltd., and Topaz Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Deciphera’s Current Report on Form 8-K filed with the SEC on April 29, 2024).*

3.1	Amended and Restated Certificate of Incorporation, dated June 11, 2024.

3.2	Second Amended and Restated By-Laws, dated June 11, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECIPHERA PHARMACEUTICALS, INC.

Date: June 11, 2024	By:	/s/ Steven L. Hoerter
	Name:	Steven L. Hoerter
	Title:	President and Chief Executive Officer